UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2006

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Special Transactions Committee and Transactions with Cargill, Incorporated

Cargill, Incorporated and its affiliates other than The Mosaic Company (“Mosaic”) and its subsidiaries (collectively “Cargill”) own approximately 65.2% of the outstanding Common Stock, par value $.01 per share, of Mosaic and all of Mosaic’s outstanding Class B Common Stock, par value $0.01 per share. Pursuant to the Investor Rights Agreement, dated as of January 26, 2004 and amended on October 22, 2004, by and between the Company and Cargill, Incorporated, commercial or other transactions, arrangements or agreements (or series of related transactions) between Cargill, on the one hand, and Mosaic and its subsidiaries (collectively the “Company”), on the other hand, except as provided below, require the approval of a majority of the former IMC Directors (as defined in the Investor Rights Agreement) serving on Mosaic’s Board of Directors who are deemed “non-associated directors” (such members comprising the Special Transactions Committee of the Board of Directors or “STC”). Mosaic’s Board of Directors has adopted a charter for the STC which provides that the STC will oversee transactions between the Company and Cargill with the objective that such transactions be fair and reasonable to the Company, with arm’s length terms and conditions. Pursuant to its charter, the STC may delegate all or a portion of its duties in respect of the review and approval of such transactions to a committee of senior management, a subcommittee of the STC or the Chairman of the STC. The STC has approved a policy implemented by the Company known as the “Guidelines for Related Party Transactions with Cargill, Incorporated” (the “Guidelines”), whereby the STC has delegated approval authority for certain transactions with Cargill to an internal committee comprised of senior managers of the Company. The internal management committee is required to report its activities to the STC on a periodic basis.

Pursuant to the Guidelines, the following transactions, arrangements or agreements (or series of related transactions) with Cargill must be approved by the STC:

•	agreements or relationships which require payment by the Company or Cargill, as the case may be, of $2 million or more to the other party during any fiscal year of the Company;

•	multi-year commitments (i.e., contracts with terms of greater than one year) on behalf of the Company;

•	evergreen contracts (i.e., contracts with annual renewal clauses or no stated contract term);

•	renewals of commercial agreements previously requiring STC approval; and

•	licenses or other arrangements involving any material intellectual property of the Company.

The review and approval of transactions, arrangements or agreements (or series of related transactions) which do not meet any of the criteria set forth above have been delegated by the STC to the Company’s internal management committee.

On May 16, 2006, pursuant to approval of the STC, the Company and Cargill entered into the following contracts:

1. Amendment to Master Transition Services Agreement

Concurrent with the execution of the Merger and Contribution Agreement between Cargill, Incorporated and IMC Global Inc., Cargill entered into a Master Transition Services Agreement (the “Transition Services Agreement”) agreeing to provide various post-closing transition related services for Mosaic and various of our subsidiaries. Under this arrangement, Cargill negotiates and enters into individual work orders with us (each, a “Work Order”). We have entered into individual Work Orders for services in several countries, including Argentina, Brazil, Canada, Chile, China, France, Hong Kong, India, Mexico, Thailand, Ukraine, United States and Vietnam, each of which previously had been approved by an internal management committee and by the Special Transactions Committee. The Transition Services Agreement initially was scheduled to expire on April 22, 2006 and the initial Work Orders generally expired on or about October 22, 2005. Cargill and Mosaic have executed an amendment to the Transition Services Agreement that extends the term of such agreement and the Work Orders which had been previously approved to October 22, 2006. In addition, our affiliates in the various countries listed above have amended their respective Work Orders to reflect the services to be provided by Cargill from October 22, 2005 through October 22, 2006, such services being generally less in most countries when compared to services performed in the prior year.

2. New Work Orders to Master Transition Services Agreement

We have entered into two new Work Orders under the Transition Services Agreement. Under one new Work Order, Cargill Incorporated Ltda. has agreed to support Mosaic Fertilizer, LLC on cross border funding transactions by acting as a paying agent for import loans when requested by us and also will provide advice on optimizing funding costs in conjunction with the Cargill Trade and Structured Finance business unit. In connection with these services, we have agreed to pay 0.25% on the total outstanding cross border funding pursuant to which Cargill Incorporated Ltda. acts as paying agent for us and our subsidiaries. The term of this Work Order expires on May 31, 2006.

We have entered into a second new Work Order with Cargill Financial Services International, Inc. pursuant to which it will work with Mosaic Fertilizantes do Brasil S.A. and Mosaic Fertilizantes Ltda. in Brazil to provide competitive funding via supplier credit financing. Under this arrangement, Cargill works with us and our suppliers in Brazil to purchase drafts from the suppliers and sells them into the bank market at rates slightly above LIBOR. We will pay Cargill for these services at 0.25% per annum on the amount of drafts that Cargill negotiates. Cargill will provide these services to us until May 31, 2006.

3. Services Agreement for Logistics and General Services

Mosaic de Argentina S.A. has entered into services agreements with Cargill Agropecuaria S.A.C.I. in Argentina. Cargill Agropecuaria S.A.C.I. originates fertilizer and sells crop nutrients to country stations in Argentina. Under the terms of the services agreement, Mosaic de Argentina has agreed to supply services related to fertilizer origination, administration and distribution. Specifically, we have agreed to provide logistics services for the retail distribution of fertilizer, including the receipt of fertilizer from a vessel to bulk deposit or the transfer of bulk deposit inventories directly to truck, the receipt of fertilizer from trucks or trains to bulk deposit, the storage of bulk product and packaging materials, as well as bagging, blending and truck loading services. This agreement will be in effect until October 22, 2007, unless terminated earlier by the parties, and will automatically renew itself for an additional two-year term unless terminated by either party at least 90 days prior to the expiration of the original term. Under this arrangement, we have agreed to make available to Cargill Agropecuaria S.A.C.I. 40,000 metric tons of storage space per month as well as to a daily dispatch of 30 trucks for the fertilizer product. Fees will be paid by Cargill Agropecuaria S.A.C.I. based upon a fee schedule for each service we perform.

In addition, we have also entered into an agreement to provide other services to Cargill Agropecuaria S.A.C.I., including services related to the purchase, import, storage, transportation, distribution, marketing and sale of fertilizers and/or petrochemicals. To leverage our fertilizer infrastructure and expertise, we have agreed to perform certain purchasing and forwarding management services, and have also agreed to provide counseling in the administration and handling of fertilizer stocks, equipment maintenance, general and special technical agronomic matters, research and development, commercial management and personnel training. This agreement is for a period of 12 months expiring on May 31, 2007. Fees will be paid pursuant to a price list agreed to by the parties.

4. Service Agreement

Mosaic Fertilizantes do Brasil S.A. has entered into an agreement with Banco Cargill S.A. whereby Banco Cargill will, from time to time, enter into loan agreements with certain of our customers by providing them with working capital for their farming activities. The borrowed funds will be used by the customer, in part, to pay for outstanding fertilizer purchases from Mosaic Fertilizantes do Brasil, and the customer has agreed to permit Banco Cargill to pay us directly for the fertilizer. In exchange for this funding and service, we have agreed to pay a fee of 0.65% of the price of the fertilizer purchased by our customer to Banco Cargill and Banco Cargill has agreed to assume 100% of the credit risk associated with repayment of its loans to our customers.

5. Risk Management Agreement

Mosaic has entered into a Risk Management Agreement with Cargill, Incorporated in which Cargill provides natural gas risk management consulting services to Mosaic. The agreement replaces a temporary month-to-month agreement which had been in place between the parties. The agreement is for a one-year term that automatically renews for additional one-year terms unless terminated by either party. We have agreed to pay a flat fee of $17,500 per month for the consulting services provided by Cargill.

6. Finder’s Fee Agreement

Mosaic Fertilizantes do Brasil S.A. has entered into an agreement with Banco Cargill S.A. pursuant to which Mosaic Fertilizantes do Brasil will provide Banco Cargill with names of suppliers (with the supplier’s prior approval) who may have a desire to raise working capital. Banco Cargill will then contact the suppliers and may offer them working capital financing at competitive costs. If Banco Cargill and a supplier of Mosaic Fertilizantes do Brasil reach an agreement, the supplier will then request Mosaic Fertilizantes do Brasil to deposit payment owed to the supplier into a Banco Cargill account. Mosaic Fertilizantes do Brasil will be paid 15% of net profit earned by Banco Cargill as a fee for this relationship.

7. Fertilizer Supply Agreement

Mosaic (Canada) L.P. entered into an agreement to sell fertilizer products produced by Mosaic and our subsidiaries to Cargill Limited, a subsidiary of Cargill. Cargill Limited purchases the substantial majority of its Canadian fertilizer requirements from us for its retail fertilizer stores in Western Canada. The agreement provides that we will sell nitrogen, phosphate and potash products at prices set forth in a market-based price list issued from time to time by us to our customers. In addition, we may sell certain products produced by third parties to Cargill Limited for a per ton sourcing fee. In exchange for Cargill Limited’s commitment to purchase the substantial majority of its fertilizer needs from us and because it is one of our largest customers in Canada, we have also agreed to make new fertilizer products and agronomic services, to the extent marketed by Mosaic (Canada) L.P., available to Cargill Limited on regular commercial terms and have agreed to afford Cargill Limited price protection against sales made to other retailers for equivalent products or services at lesser prices or rates. In addition, because of the volume of products purchased by Cargill Limited, we have agreed to provide a per ton rebate to them at the end of each contract year if annual purchase volumes exceed certain thresholds.

8. Fertilizer Supply Agreement

Mosaic sells fertilizer products to Cargill’s AgHorizons business unit, which it sells through its retail fertilizer stores in the United States. Under a fertilizer supply agreement, we sell nitrogen, phosphate and potash products at prices set forth in a market-based price list that we issue from time to time to our customers. In addition, we may sell certain products produced by third parties to Cargill AgHorizons for a per ton sourcing fee, and have agreed to make new fertilizer products and agronomic services, should they be developed, available to Cargill AgHorizons on regular commercial terms. Under this supply agreement, Cargill AgHorizons is not obligated to purchase any minimum volume of fertilizer products and we are not obligated to supply such products to Cargill AgHorizons unless the parties agree to specific volumes and prices on a transaction by transaction basis. This supply agreement is in effect until September 30, 2007.

9. Phosphate Supply Agreement

Mosaic Crop Nutrition, LLC has entered into a Phosphate Supply Agreement with Cargill’s Argentinian subsidiary, Cargill Sociedad Anonima Commercial e Industrial. Under this arrangement, we have agreed to sell phosphate-based fertilizers to Cargill at prevailing market prices. Cargill has no obligation to purchase any minimum quantities of fertilizer products from us and we have no obligation to supply any minimum quantities of products to Cargill. This agreement will expire on May 31, 2006.

10. Fertilizer Supply Agreement

Fertilizantes Mosaic S. de R.L. de C.V. has agreed to supply specialty fertilizer products produced by Mosaic to Cargill’s Mexican subsidiary, Agribrands Purina Mexico S.A. de C.V. Under this arrangement, we have approved the form of a standard sales agreement with Cargill for the supply of specialty fertilizer products on a spot basis. All of our sales to Cargill are at market prices negotiated by the parties at the time of purchase. Cargill has no obligation to purchase any minimum quantities of specialty fertilizer products from us and similarly we have no obligation to supply any minimum quantities of specialty fertilizer products to Cargill under this arrangement. This agreement is in effect until December 31, 2006.

11. Sale Agreement for Untreated Granular White Potassium Chloride

Mosaic USA LLC has entered into a transaction to sell untreated white muriate of potash to Cargill’s salt business. Under this arrangement, we have agreed to sell to Cargill white muriate of potash in calendar 2006, with sales being at a fixed market price delivered to Cargill’s Timpie, Utah facility, with freight adjustments to occur after July 1, 2006 for the remainder of the term.

12. Grain Sales to Cargill

In Argentina, Mosaic de Argentina S.A. enters into agreements with farmers who purchase fertilizer products from us and also agree to sell grain to us upon harvest. We are not in the grain origination business and therefore will enter into, from time to time, agreements to sell the grain that we receive from the farmer to Cargill Agropecuaria S.A.C.I. Sales transactions with Cargill Agropecuaria are at market prices. The number of transactions with Cargill Agropecuaria varies from year to year based on then-current market conditions. Under this arrangement, we are under no obligation to participate in any minimum volume of transactions with Cargill Agropecuaria and the agreement remains in effect until either party terminates it by providing 90 days prior written notice to the other party.

13. Fruit Purchase Contract

South Ft. Meade Land Management Inc., a subsidiary of ours, manages citrus groves on unmined and reclaimed lands in Florida that produce primarily oranges and grapefruits. South Ft. Meade Land Management is not in the fruit processing business and has entered into a Fruit Purchase Contract #21932 to sell the harvested fruit to Cargill Juice North America, Inc., which processes the fruit into juices and related products. We estimate that we will deliver 500,000 boxes of oranges to Cargill under this agreement.

South Ft. Meade Land Management has also entered into another Fruit Purchase Contract #22059 to sell the harvested fruit to Cargill Juice North America, Inc. South Ft. Meade Land Management estimates that it will deliver 405,000 boxes, 500,000 boxes, and 500,000 boxes of oranges to Cargill Juice North America during the 2006, 2007 and 2008 crop years, respectively. Cargill pays South Ft. Meade Land Management competitive, market-based prices for the fruit that is sold under these contracts.

14. Supply Agreement for Feed Grade Phosphates

Fertilizantes Mosaic S. de R.L. de C.V. has entered into an agreement with Agribrands Mexico, NAPSA and PROVI, which are subsidiaries of Cargill, whereby we will sell feed grade phosphates to Cargill on a spot basis in Mexico. A standard form of agreement to govern individual spot sales has been approved by the parties. Sales to Cargill are at market prices negotiated by the parties at the time of purchase. Sales of product to Cargill will be governed by a master agreement entered into with Cargill. The agreement will be in effect until February 28, 2007.

15. Renewal of Supply Agreement for Feed Grade Phosphates and Potash

Mosaic Fertilizer, LLC entered into an agreement with Cargill, Incorporated’s Animal Nutrition business unit pursuant to which we will sell biofos, dynafos, multifos, monofos and liquifos to Cargill in the United States and Canada. We have approved a standard form of agreement for the spot sale of these products. Cargill has no obligation to purchase feed grade phosphates or potash from us, and we similarly have no obligation to supply any minimum amount of such products to Cargill. A master agreement has been entered into with Cargill governing these sales. Sales are at market prices negotiated by the parties at the time of purchase. The agreement is in effect until February 28, 2007.

16. Renewal of Supply Agreement for Feed Grade Phosphates

Mosaic Fertilizer, LLC has entered into an agreement with Cargill, Incorporated for the sale of monocalcium phosphate in Venezuela, the Philippines and Thailand. We have approved a standard form of agreement for the spot sale of these products. Cargill has no obligation to purchase feed phosphate products from us and we similarly have no obligation to sell any minimum quantities to Cargill. All sales are governed by a master agreement entered into with Cargill. Our sales are at market prices negotiated by the parties at the time of purchase. The agreement is in effect until February 28, 2007.

17. Renewal of Supply Agreement for Feed Grade Phosphates

Mosaic Fertilizer, LLC entered into an agreement with Cargill, Incorporated for the sale of feed phosphates to Cargill in Vietnam, Indonesia and Taiwan. We have approved the standard form of agreement for the spot sale of these products. Cargill has no obligation to purchase feed phosphate products from us and we similarly have no obligation to sell any minimum quantities to Cargill. All sales are governed by a master agreement entered into with Cargill. Our sales are at market prices negotiated by the parties at the time of purchase. The agreement is in effect until February 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: May 16, 2006	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General Counsel and Corporate Secretary